E X H I B I T   2 3.1

        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-5404) pertaining to the 1981 Incentive Stock Option Plan and The 1983 Non-Statutory Stock Option Plan of ALPNET, Inc. and subsidiaries of our report dated March 15, 1996, with respect to the consolidated financial statements of ALPNET, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


                                              \s\ ERNST & YOUNG LLP


Salt Lake City, Utah
March 22, 1996